As filed with the Securities and Exchange Commission on May 12, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRSTCITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	76-0243729
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

6400 Imperial Drive, Waco, TX	76712
(Address of Principal Executive Offices)	(Zip Code)

FirstCity Financial Corporation 2004 Stock Option and Award Plan
(Full title of the plan)

Richard J. Vander Woude, Esq.
Senior Vice President,
General Counsel and Secretary
FirstCity Financial Corporation
6400 Imperial Drive
Waco, Texas 76712
(Name and address of agent for service)

(254) 751-1750
(Telephone number, including area code, of agent for service)

with copies of communications to:
Brian D. Barnard, Esq.
Haynes and Boone, LLP
201 Main Street, Suite 2200
Fort Worth, Texas 76102-3126
(817) 347-6600

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			maximum	maximum	Amount of
Title of securities	Amount to be		offering price	aggregate	registration
to be registered	registered (1)		per share	offering price (4)	fee
Common Stock, par value $0.01 per share	239,500	(2)	$7.25	$1,736,375	$204.37
	25,000	(2)	$9.50	$237,500	$27.95
	35,500	(3)	$12.40	$440,200	$51.81
Total	300,000			$2,414,075	$284.13

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock, $0.01 par value per share (the “Common Stock”) that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the adjustment provision of the FirstCity Financial Corporation 2004 Stock Option and Award Plan.

(2)	Such shares are issuable upon the exercise of outstanding options granted under the FirstCity Financial Corporation 2004 Stock Option and Award Plan.

(3)	Such shares are issuable upon the exercise of options available for future grants under the FirstCity Financial Corporation 2004 Stock Option and Award Plan.

(4)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act, and representing (1) with respect to the 239,500 and the 25,000 shares issuable upon the exercise of outstanding options granted under the FirstCity Financial Corporation 2004 Stock Option and Award Plan, the number of such shares multiplied by their respective option exercise prices, and (2) with respect to the 35,500 shares issuable upon the exercise of options available for future grants under the FirstCity Financial Corporation 2004 Stock Option and Award Plan, the number of such shares multiplied by the average of the high and low prices of the registrant’s Common Stock on May 11, 2005 as reported on the Nasdaq National Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

     *The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the FirstCity Financial Corporation 2004 Stock Option and Award Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     FirstCity Financial Corporation (the “Company”) hereby incorporates by reference the following documents filed with the Commission:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 22, 2005, as amended by the registrant’s Form 10-K/A filed with the Commission on April 29, 2005;

•	Current Reports on Form 8-K filed with the Commission on February 16, 2005 and March 15, 2005; and

•	The description of the registrant’s Common Stock contained in the registrant’s Form 8-A Registration Statement filed with the Commission under the Exchange Act on July 25, 1995 (File No. 0-26500), as amended by the registrant’s Form 8-A/A filed with the Commission under the Exchange Act on August 25, 1995, and the registrant’s Form 8-A/A No. 2 filed with the Commission under the Exchange Act on September 6, 1995, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

     The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that each person who was or is made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant (or was serving at the request of the registrant as a director, officer, employee or agent for another entity) will be indemnified by the registrant, to the full extent permitted by the Delaware General Corporation Law (the “DGCL”).

     Section 145 of the DGCL generally provides that a corporation is empowered to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such statute provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which such persons may be entitled under any bylaw, vote of stockholders or disinterested directors or otherwise.

     The Certificate of Incorporation provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit. The Certificate of Incorporation further provides that neither amendment nor repeal of such provision nor the adoption of any term of the Certificate of Incorporation inconsistent with such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise, prior to such amendment, repeal or adoption of such inconsistent provision.

     The foregoing summaries are necessarily subject to the complete text of the statutes and the Certificate of Incorporation referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit
No.	Description
4.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 of the registrant’s Form 8-K dated July 3, 1995, filed with the Commission on July 18, 1995).

4.2	Bylaws of the registrant (incorporated herein by reference to Exhibit 3.2 of the registrant’s Form 8-K dated July 3, 1995, filed with the Commission on July 18, 1995).

4.3*	FirstCity Financial Corporation 2004 Stock Option and Award Plan.

4.4*	Form of Award Agreement under FirstCity Financial Corporation 2004 Stock Option and Award Plan.

5.1*	Opinion of Haynes and Boone, LLP regarding legality of Common Stock being offered.

23.1*	Consent of KPMG LLP, independent auditors.

23.2*	Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (incorporated in the signature page of this Registration Statement).

*	Each document marked with an asterisk is filed herewith.

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas, on the 12th day of May 2005.

FIRSTCITY FINANCIAL CORPORATION

By:	/s/ James T. Sartain

James T. Sartain
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of FirstCity Financial Corporation, a Delaware corporation, do hereby constitute and appoint James R. Hawkins and James T. Sartain, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the following capacities on the date indicated.

Signature	Title	Date
/s/ James R. Hawkins James R. Hawkins	Chairman of the Board and Director	May 12, 2005

/s/ James T. Sartain James T. Sartain	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2005

/s/ J. Bryan Baker J. Bryan Baker	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2005

/s/ C. Ivan Wilson C. Ivan Wilson	Vice Chairman of the Board and Director	May 12, 2005

/s/ Richard E. Bean Richard E. Bean	Director	May 12, 2005

/s/ Robert E. Garrison Robert E. Garrison	Director	May 12, 2005

/s/ Dane Fulmer Dane Fulmer	Director	May 12, 2005

Signature	Title	Date
/s/ Jeffery D. Leu Jeffery D. Leu	Director	May 12, 2005

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 of the registrant’s Form 8-K dated July 3, 1995, filed with the Commission on July 18, 1995).

4.2	Bylaws of the registrant (incorporated herein by reference to Exhibit 3.2 of the registrant’s Form 8-K dated July 3, 1995, filed with the Commission on July 18, 1995).

4.3*	FirstCity Financial Corporation 2004 Stock Option and Award Plan.

4.4*	Form of Award Agreement under FirstCity Financial Corporation 2004 Stock Option and Award Plan.

5.1*	Opinion of Haynes and Boone, LLP regarding legality of Common Stock being offered.

23.1*	Consent of KPMG LLP, independent auditors.

23.2*	Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (incorporated in the signature page of this Registration Statement).

*	Each document marked with an asterisk is filed herewith.